EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of West Bancorporation, Inc. on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Stanberry, Chairman, President and Chief Executive Officer of West Bancorporation, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that: (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the report fairly presents, in all material respects, the financial conditions and results of operations of West Bancorporation, Inc.

May 8, 2008

/s/ Thomas E. Stanberry
Thomas E. Stanberry
Chairman, President and Chief Executive Officer